Exhibit 4.3

NUMBER
W	WARRANTS
(SEE REVERSE SIDE FOR LEGEND)
(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
NEW YORK CITY TIME,                              , 2013
FINTECH ACQUISITION CORP.
CUSIP
WARRANT
THIS CERTIFIES THAT, for value received
is the registered holder of a Warrant or Warrants expiring                                         , 2013 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share (“Shares”), of FINTECH ACQUISITION CORP., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company’s completion of a business combination with a target business or (ii)                                         , 2009, such number of Shares of the Company at the initial exercise price of $7.50 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and American Stock Transfer & Trust Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
     The Company will use its best efforts to cause a registration statement relating to the Shares issuable upon exercise of the Warrant to become effective on or prior to the commencement of the Warrant Exercise Period and to maintain the effectiveness of such registration statement until the expiration date of the Warrant. The Warrant is not exercisable unless, at the time of exercise, the common stock for which the Warrant may be exercised is the subject of an effective registration statement under the Securities Act of 1933, as amended, and a prospectus relating to the Shares is current and the Shares have been registered or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the Warrant. The Company is not obligated to settle the Warrant for cash, even if the Warrant is not exercisable due to the failure by the Company to maintain an effective registration statement. In no event shall the Warrants be settled on a net cash basis during the Warrant Exercise Period nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant that is not a Private Warrant.
     No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of Shares of Common Stock to be issued to the Warrant holder.
     Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     The Company reserves the right to call the Warrant at any time during the Warrant Exercise Period and prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given, provided that on the date such notice of redemption is given and during the entire period thereafter until the time of redemption, there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrant and a current prospectus relating to the Warrant is available. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.
Dated:

PRESIDENT	FINTECH ACQUISITION CORP. CORPORATE SEAL DELAWARE	SECRETARY

     Counterigned and Registered by:
American Stock Transfer & Trust Company,
as Transfer Agent and Registrar

By:
Authorized Signature

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants
The undersigned Registered Holder irrevocably elects to exercise                                          Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)
ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants
For Value Received,                                                             hereby sell, assign and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)
                                                            of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)
THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.